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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (date of earliest event reported): October 3, 2000

AMG OIL LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-30087	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 700, 700 - 6th Avenue, SW
Calgary, AB, T2P-0T8
(Address of Principal Executive Offices, including Zip Code)

(403) 531-9718
(Registrant's Telephone Number, including Area Code)

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Item 5. Other Events.

On October 3, 2000, AMG Oil Ltd. (the "Company") and its joint venture partner, Indo-Pacific Energy Ltd., received confirmation from the New Zealand Minister of Energy of a change in the permit conditions attached to PEP 38256 such that the required third year exploration well can now be spudded prior to October 31, 2000. Previous to the change, the conditions attached to the permit required the third year exploration well to be spudded prior to August 30, 2000.

As disclosed in the Company's Form 10SB filed on March 24, 2000, the Company has relinquished back to the government of New Zealand 50% of the PEP 38256 permit area that was considered to be of lesser prospectivity. After the relinquishment the PEP 38256 permit covers an area of 1.3 million acres which contains all the prospects and exploration leads so far identified by the Company and its joint venture partner in the permit. The relinquishment of 50% of the permit area was a condition of the original permit grant.

Item 7(c). Exhibits.

List of Exhibits

Exhibit No. Exhibit Description Page No.

99.1 Amended Permit Conditions dated October 3, 2000

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2000

AMG OIL LTD.

By: /s/ Cameron Fink
Cameron Fink
President